UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On April 14, 2015, Comverse, Inc. (the “Company”) entered into a Master Service Agreement (the “MSA”) with Tech Mahindra Limited (“Tech Mahindra”) pursuant to which Tech Mahindra will perform certain services for the Company’s Digital Services business on a global basis. The services include research and development, project deployment and delivery and maintenance and support for customers of the Company’s Digital Service business. In connection with the transaction, up to 570 employees of the Company and its subsidiaries may be rehired by Tech Mahindra or its affiliates. However, under the terms of the MSA, where applicable, Tech Mahindra’s provision of such services (and any employee rehire) is contingent upon local decisions for Company entities to enter into the agreement on a country-by-country basis after the completion of all regulatory and compliance requirements under applicable law.

Under the MSA, the Company is obligated to pay to Tech Mahindra in the aggregate approximately $211 million in base fees for services to be provided pursuant to the MSA for a term of six years, renewable at the Company’s option. The services under the MSA will start on June 1, 2015. The Company expects to realize gross savings in excess of $70 million over the term of the MSA.

The Company has the right to terminate the MSA for convenience subject to the payment of certain termination fees. The Company may terminate the MSA upon certain material breaches, certain material performance failures or violations of applicable law by Tech Mahindra without termination fees. Tech Mahindra may terminate the MSA upon certain material breaches by the Company, including the failure to pay undisputed amounts. Upon any termination or expiration, Tech Mahindra will provide reverse transition services to transition the services being provided by Tech Mahindra pursuant to the MSA back to the Company or its designee.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the MSA, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2015. Portions of the MSA may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the MSA, on April 14, 2015, the Company approved the commencement of a restructuring plan expected to include a reduction of workforce included in cost of revenue, research and development and selling, general and administrative expenses. The plan is expected to be substantially completed by January 31, 2016. The aggregate cost of the plan is currently estimated to range from $10 million to $12 million in severance-related costs, which is expected to be accrued and paid by January 31, 2017.

Item 7.01 Regulation FD Disclosure.

On April 15, 2015, the Company and Tech Mahindra issued a joint press release in connection with the entry into the MSA. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

The information contained in Item 7.01 of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Comverse, Inc. and Tech Mahindra, dated April 15, 2015.

 Forward-Looking Statements

This Current Report includes “forward-looking statements.” Forward-looking statements include statements regarding the parties’ performance under the MSA, rehiring of Company employees, payment amounts, expected costs and savings, plans and objectives, and assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the effect of restructuring initiatives on the Company’s business; exposure to additional risks as a result of outsourcing, such as loss of control over outsourced operations and increased exposure to security breaches; risks associated with foreign operations; satisfaction and performance by the parties of the terms and conditions of the MSA; changed conditions affecting current estimates, including with respect to costs and savings; dependence by the Company on Tech Mahindra; economic, industrial and competitive conditions; compliance with applicable laws and regulations; lack of market acceptance of Digital Services offerings; and additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the Company's most recent Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports with the U.S. Securities and Exchange Commission. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

	By:	/s/ Roy S. Luria
Roy S. Luria
Senior Vice President, General Counsel and Corporate Secretary
Date: April 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Comverse, Inc. and Tech Mahindra, dated April 15, 2015.